UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                December 21, 2004

                        STANDARD MICROSYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-7422               11-2234952
(State or other jurisdiction of     (Commission File      (I.R.S. Employer
 incorporation)                      Number)               Identification No.)


                    80 Arkay Drive, Hauppauge, New York 11788
               (Address of principal executive offices) (Zip Code)

                                 (631) 435-6000
              (Registrant's telephone number, including area code)

                                       N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 - Entry into a Material Definitive Agreement

At its December 21, 2004 meeting, Standard Microsystems Corporation's Board of Directors adopted a resolution increasing the compensation provided to non-employee directors, effective on January 1, 2005. This compensation will continue to be paid under the terms of the Company's "Plan for Deferred Compensation in Common Stock for Outside Directors," whereby 50% or 100% of such compensation is paid in the form of the Company's common stock, at the election of the director. There was no change in the provisions for stock option grants to non-employee directors.

The current and increased levels of compensation, including the provisions for stock option grants, are presented in the following table:

                                               Present            Future
                                               =======            ======
Annual retainer
  Board member                                 $25,000            $35,000
  Committee chair                              $ 8,000            $18,000
  Committee member                             $ 4,000            $ 8,000

Options
  Initial # of Shares                           42,000             42,000
  Total options per year (after 3rd year)       14,000             14,000



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        STANDARD MICROSYSTEMS CORPORATION

                                  (Registrant)



Date:  December 23, 2004                     By:   /s/ ANDREW M. CAGGIA
                                             ---------------------------
                                             Andrew M. Caggia
                                             Senior Vice President and
                                             Chief Financial Officer,
                                             and Director
                                             (Principal Financial Officer)